UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

US AIRWAYS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

(Former name or former address if changed since last report.)

US AIRWAYS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 693-0800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06. Material Impairments.

In connection with the preparation of its financial statements for the second quarter of 2008, US Airways Group, Inc. and US Airways, Inc. (collectively, the “Company”) anticipate that for the second quarter of 2008 they will report non-cash accounting charges. The Company, in accordance with Statement of Financial Accounting Standards No. 142, recently performed an interim period goodwill impairment test due to record high fuel prices that have adversely impacted the Company’s business. As a result of this impairment test, the Company will include a $622 million non-cash charge to write off the goodwill that the Company currently has recorded on its balance sheet and that was created by the merger of US Airways Group, Inc. and America West Holdings Corporation in September of 2005.  In addition, the Company anticipates that it will also report a non-cash accounting charge of approximately $18 million related to the decline in fair market value of certain spare parts associated with its Boeing 737 aircraft fleet.

The Company also anticipates it will record additional accounting charges in future quarters related to its capacity reductions, including severance and costs associated with fleet reductions.  At this time the Company is unable to reasonably estimate the amount and timing of these charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways Group, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Airways Group, Inc.

Date: July 14, 2008	By:	/s/ Derek J. Kerr

Derek J. Kerr
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Airways, Inc.

Date: July 14, 2008	By:	/s/ Derek J. Kerr

Derek J. Kerr
Senior Vice President and Chief Financial Officer